                                                                    EXHIBIT 99.1

                       Press Release dated August 14, 2000
                              of Elcor Corporation.

                         [ELCOR CORPORATION LETTERHEAD]




PRESS RELEASE                                         TRADED:  NYSE
FOR IMMEDIATE RELEASE                                 SYMBOL:  ELK


FOR FURTHER INFORMATION:

Richard J. Rosebery                                   Harold R. Beattie
Vice Chairman, Chief Financial                        Vice President-Finance
and Administrative Officer                            and Treasurer
(972) 851-0510                                        (972) 851-0523


               ELCOR REPORTS RECORD FISCAL 2000 OPERATING RESULTS;
            CYBERSHIELD AWARDED 5 NEW PHONE PROJECTS; NEW MYERSTOWN
          PLANT ON SCHEDULE; FOURTH QUARTER RESULTS IMPACTED BY SLOWER
                  DEMAND AND HIGHER ASPHALT RAW MATERIAL COSTS

DALLAS, TEXAS, August 14, 2000 . . . . Elcor Corporation today reported record results for its fiscal year ending June 30, 2000, with income before a change in accounting principle increasing 18% on a 10% increase in sales. For the fourth quarter ending June 30, 2000, net income and sales were 22% and 9% lower than the record year-ago quarter, primarily due to slower demand and escalating asphalt raw material costs.

Harold K. Work, Chairman, President and Chief Executive Officer, said, "Fiscal 2000 results reflect growing demand and profits in our core roofing products business and our rapidly growing electronics manufacturing services business. We are significantly expanding manufacturing capacity for both of these businesses, which should enable us to keep pace with strong growth in the years ahead. Our fourth quarter sales were lower than the record year-ago quarter as demand slackened following a 33% increase in third quarter roofing products sales. Lower fourth quarter net income also reflected higher asphalt raw material costs, as well as consolidation expenses for Chromium Corporation. In effect, our roofing products customers significantly increased shingle purchases during the March quarter before scheduled price increases, thereby improving our third quarter results at the expense of the fourth quarter," he said.

OPERATING RESULTS

For the fiscal year ending June 30, 2000, income before a change in accounting principle rose 18% to $29.9 million, or $1.49 per diluted share, from $25.3 million, or $1.27 per diluted share, last year. Net Income rose 43% to $29.9 million, or $1.49 per diluted share, from $20.9 million, or $1.05 per diluted share, last year. Sales rose 10% to $350.3 million from $317.9 million in fiscal 1999.


                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
August 14, 2000
Page 2


For the fiscal year ending June 30, 2000, roofing products' operating profits rose 17.7% to $53,024,000 on a 9.5% gain in sales to $305,396,000; electronics manufacturing services' operating profits rose 44.9% to $4,904,000 on a 49.4% gain in sales to $33,420,000; and industrial products incurred a $4,653,000 operating loss on 31.3% lower sales of $11,300,000.

For the fourth quarter ending June 30, 2000, net income of $6.2 million, or $.31 per diluted share, was 22% lower than $8.0 million, or $.40 per diluted share, in the year-ago quarter. Sales of $82.3 million were 9% lower than $90.1 million last year.

CYBERSHIELD AWARDED FIVE NEW WIRELESS DIGITAL CELLULAR PHONE PROJECTS

During the last four months, Cybershield has been awarded a total of five new digital wireless cellular models by three of the nation's four largest telecommunications handset manufacturers. Production ramp-ups on one new model will begin in the September quarter for each of these three major manufacturers, with the other two models ramping up into production as the year progresses. In addition, other significant awards appear likely as the year progresses. New model production, along with ongoing production of other phone models for each of the nation's four largest digital handset manufacturers, is expected to generate strong year-over-year gains in sales and operating profit by the first half of calendar 2001.

NEW MYERSTOWN SHINGLE PLANT IS SCHEDULED TO COMMENCE PRODUCTION BY THE DECEMBER QUARTER OF CALENDAR 2000

Mr. Work said, "Construction of Elk's new $75 million premium laminated asphalt shingle plant in Myerstown, Pennsylvania is nearing completion. The 415,000 square foot plant is being constructed on a 125-acre greenfield plant site. Myerstown is on schedule to commence limited production of laminated shingles by the December quarter of calendar 2000. With Myerstown, Elk will be in a strong position to supply the rapidly growing demand for laminated shingles in the nation's eastern and north central markets in 2001.

"Industry shipments of premium laminated shingles rose 17.7% in 1999, following growth of 17.0% in 1998. The new Myerstown plant will increase Elk's laminated shingle capacity by about 38% and will provide Elk with the capacity needed to keep up with this rapid growth in demand," he said.

FINANCIAL POSITION STRONG

Elcor continues to maintain a strong financial position. For fiscal 2000, return on average invested capital was 14.4% and return on average shareholder's equity was 20.3%. Strong cash flows from operations of $45.0 million and a $28.3 million increase in debt funded $67.5 million of net capital investments and $5.3 million of dividends and net treasury stock repurchases. At June 30, 2000, the company had $91.3 million of total debt, $161.9 million of shareholders' equity and $253.2 million of total capital. Total debt


                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
August 14, 2000
Page 3


represented 1.6x EBITDA (earnings before interest, taxes, depreciation and amortization) and 36.1% of total capital.

OUTLOOK

Mr. Work said, "Over the past five years, Elcor has achieved compound annual growth rates in sales and diluted earnings per share of 17% and 24%, respectively. While we expect a continuation of strong sales growth in fiscal 2001, growth in earnings per share will be more difficult to achieve as a result of the current year challenges being faced by our Roofing Products segment. By June 30, 2000, asphalt prices had increased 50% year-over-year with most of the increase occurring during the second half of the fiscal year. We currently expect that our asphalt costs in fiscal 2001 could be as much as $13 million higher than in fiscal 2000. In addition, initial operating losses during commissioning of the new Myerstown shingle plant of $3 million to $5 million and the absence of fiscal 2000's nonrecurring business interruption insurance claim operating income of $3.5 million, will also contribute to probable lower year-over-year operating profits in fiscal 2001 for our roofing products segment. As a result, roofing products' level of operating profits in fiscal 2001 will, in large part, be determined by our success in realizing product price increases during the year, which is presently difficult to predict. Currently, there is considerable pressure on pricing in the market, which is restricting our ability to realize previous price increases. Looking beyond the current industry challenges, which we view as temporary, we expect that the 38% capacity increase provided by our new Myerstown shingle plant should significantly increase earnings in fiscal 2002 and beyond.

"Cybershield is well positioned to significantly exceed the prior year's operating results in fiscal 2001, with its sales being distributed over a much more diversified customer base. One of Cybershield's top priorities in fiscal 2001 is the establishment of a European presence - a market significantly larger than Cybershield's current market (the Americas). Over the next five years, industry sources predict a 25% - 30% compound annual growth rate in the worldwide production of cellular handsets and other wireless devices that require shielding solutions and other value-added services. Through international expansion and a trend toward increased Cybershield content per unit, opportunities exist for Cybershield's growth to significantly exceed that of the underlying worldwide wireless handset market.

"Fiscal 2001 results should also benefit from our Industrial Products segment's return to profitable operations as Chromium resolves difficulties relating to the consolidation of its manufacturing facilities and Ortloff Engineers sees increased activity in the market for its proprietary technology and consulting services.

"While it presently appears that fiscal 2001 will be a challenging year, looking ahead to the longer term, we believe the investments we have made and are continuing to make provide


                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
August 14, 2000
Page 4


Elcor with the potential to achieve high growth rates in sales and earnings in the years beyond," he concluded.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ended June 30, 1999, Forms 10-Q for the fiscal 2000 quarters ending September 30, 1999, December 31, 1999, and March 31, 2000, and its Form 8-K dated August 15, 2000.

                                 - - - - - - - -

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Myerstown, Pennsylvania; Dallas and Ennis, Texas. Its electronic manufacturing services facilities are located in Canton, Georgia; Dallas and Lufkin, Texas; and its industrial products facilities are located in Cleveland, Ohio and Midland, Texas.

PRESS RELEASE
Elcor Corporation Quarterly Results
August 14, 2000
Page 5


CONDENSED RESULTS OF OPERATIONS
($ in thousands)
                                                   Unaudited              Audited
                                              Three Months Ended       Fiscal Year Ended
                                                   June 30,                 June 30,
                                               2000        1999       2000         1999
                                            ---------   ---------   ---------    ---------
SALES                                       $  82,302   $  90,072   $ 350,275    $ 317,874
                                            ---------   ---------   ---------    ---------

COSTS AND EXPENSES:
       Cost of sales                           61,494      67,164     262,517      236,670
       Selling, general & administrative       10,347      10,717      39,699       39,699
       Interest expense and other, net            402         507       1,162        1,975
       Gain from involuntary conversion             0           0      (1,292)           0
                                            ---------   ---------   ---------    ---------

Total Costs and Expenses                       72,243      78,388     302,086      278,344
                                            ---------   ---------   ---------    ---------

INCOME BEFORE INCOME TAXES                     10,059      11,684      48,189       39,530
Provision for income taxes                      3,818       3,720      18,257       14,247
                                            ---------   ---------   ---------    ---------
INCOME BEFORE CHANGE IN
    ACCOUNTING PRINCIPLE                        6,241       7,964      29,932       25,283
Cumulative effect of change in
    accounting principle(a)                         0           0           0       (4,340)
                                            ---------   ---------   ---------    ---------
NET INCOME                                  $   6,241   $   7,964   $  29,932    $  20,943
                                            =========   =========   =========    =========

INCOME PER COMMON SHARE-BASIC:

    Before change in accounting principle   $    0.32   $    0.41   $    1.53    $    1.29
    Cumulative effect of change in
        accounting principle(a)                  0.00        0.00        0.00        (0.22)
                                            ---------   ---------   ---------    ---------
    Net Income Per Share-Basic              $    0.32   $    0.41   $    1.53    $    1.07
                                            =========   =========   =========    =========

INCOME PER COMMON SHARE-DILUTED:

    Before change in accounting principle   $    0.31   $    0.40   $    1.49    $    1.27
    Cumulative effect of change in
        accounting principle                     0.00        0.00        0.00        (0.22)
                                            ---------   ---------   ---------    ---------
    Net Income Per Share-Diluted            $    0.31   $    0.40   $    1.49    $    1.05
                                            =========   =========   =========    =========

AVERAGE COMMON SHARES OUTSTANDING

    Basic                                      19,615      19,514      19,577       19,546
                                            =========   =========   =========    =========
    Diluted                                    20,087      20,035      20,086       19,964
                                            =========   =========   =========    =========


(a) Represents cumulative effect of applying AICPA AcSec Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities."

PRESS RELEASE
Elcor Corporation Quarterly Results
August 14, 2000
Page 6


CONDENSED BALANCE SHEET
(Audited, $ in thousands)

                                                        June 30,
ASSETS                                               2000       1999
                                                   --------   --------
Cash and cash equivalents                          $  4,702   $  4,186
Receivables, net                                     71,712     72,866
Inventories                                          40,965     25,770
Deferred income taxes                                 2,822      2,111
Prepaid expenses and other                            4,312      8,352
                                                   --------   --------
      Total Current Assets                          124,513    113,285

Property, plant and equipment, net                  195,104    135,720
Other assets                                          2,957      3,177
                                                   --------   --------
      Total Assets                                 $322,574   $252,182
                                                   ========   ========



                                                        June 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                  2000       1999
                                                   --------   --------
Accounts payable and accrued liabilities           $ 48,287   $ 33,884
Current maturities on long-term debt                      0          0
                                                   --------   --------

      Total Current Liabilities                      48,287     33,884

Long-term debt, net                                  91,300     63,000
Deferred income taxes                                21,083     18,047
Shareholders' equity                                161,904    137,251
                                                   --------   --------
      Total Liabilities and Shareholders' Equity   $322,574   $252,182
                                                   ========   ========

PRESS RELEASE
Elcor Corporation Quarterly Results
August 14, 2000
Page 7


CONDENSED STATEMENT OF CASH FLOWS
(Audited, $ in thousands)
                                                         For the Year Ended
                                                              June 30,
                                                          2000        1999
                                                        --------    --------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                              $ 29,932    $ 20,943
Adjustments to net income
       Depreciation and amortization                      10,671       9,285
       Deferred income taxes                               2,325       2,283
       Gain from involuntary conversion                   (1,292)          0
       Cumulative effect of accounting change                  0       4,340
       Changes in assets and liabilities:
           Trade receivables                               1,154     (15,420)
           Inventories                                   (15,195)      3,375
           Prepaid expenses and other                      3,022      (6,552)
           Accounts payable and accrued liabilities       14,403       5,137
                                                        --------    --------

Net cash from operations                                  45,020      23,391
                                                        --------    --------

INVESTING ACTIVITIES
       Additions to property, plant & equipment          (70,091)    (30,048)
       Acquisition of business, net of cash                    0      (5,588)
       Insurance proceeds from involuntary conversion      2,310       5,687
       Other                                                 256         152
                                                        --------    --------
Net cash from investing activities                       (67,525)    (29,797)
                                                        --------    --------
FINANCING ACTIVITIES
       Long-term  borrowings, net                         28,300      15,000
       Dividends on common stock                          (3,923)     (3,705)
       Treasury stock transactions and other, net         (1,356)     (5,943)
                                                        --------    --------

Net cash from financing activities                        23,021       5,352
                                                        --------    --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         516      (1,054)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR             4,186       5,240
                                                        --------    --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD              $  4,702    $  4,186
                                                        ========    ========